As filed with the Securities and Exchange Commission on May 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0064146
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Energy Lane, Dover, Delaware 19901

(Address of Principal Executive Offices including Zip Code)

CHESAPEAKE UTILITIES CORPORATION

2023 STOCK AND INCENTIVE COMPENSATION PLAN

(Full title of the plan)

BETH W. COOPER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Chesapeake Utilities Corporation

500 Energy Lane, Dover, Delaware, 19901

(Name and address of agent for service)

(302) 734-6799

(Telephone Number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.

Baker & Hostetler LLP

200 S. Orange Avenue, Suite 2300

Orlando, Florida 32801

(407) 649-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Chesapeake Utilities Corporation, a Delaware corporation (the “Company” or “Chesapeake”), is filing this registration statement on Form S-8 (this “Registration Statement”) to register up to 568,000 shares of the Company’s common stock, par value $0.4867 per share (“Common Stock”), that are available for issuance under the 2023 Stock and Incentive Compensation Plan (the “Plan”), including 19,859 shares that were subject to awards granted under the Company’s 2013 Stock and Incentive Compensation Plan (the “Prior Plan”) that were canceled, expired, settled in cash, or forfeited after December 31, 2022 and therefore became available for issuance under the Plan in accordance with its terms. The Prior Plan expired on May 2, 2023. The Plan provides for incentive compensation to our executive officers, directors, and employees and was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders on May 3, 2023.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to the participants of the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 22, 2023;

(b) the Company’s Current Reports on Form 8-K filed with the Commission on February  22, 2023, February  24, 2023 and May 3, 2023;

(c) the description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed on June 1, 2009, including any amendment or reports filed for the purpose of updating the description; and

(d) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Chesapeake’s Bylaws, each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact such person is or was a director or officer of Chesapeake, or is or was serving at the request of Chesapeake as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, is entitled to indemnification by Chesapeake to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. These indemnification rights continue as to such person who has ceased to be a director or officer and inure to the benefit of the person’s heirs, executors and administrators. These indemnification rights include the right to be paid by Chesapeake the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by Chesapeake of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that he or she is not entitled to be indemnified. These indemnification rights under the Bylaws are not exclusive of any other indemnification right which any person may have or acquire under any law, provision of Chesapeake’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145 of the DGCL permits indemnification of a director, officer, employee or agent of a corporation who acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In all proceedings other than those by or in the right of Chesapeake, this indemnification covers expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnified person. In actions brought by or in the right of Chesapeake (such as derivative actions), Section 145 provides for indemnification against expenses only and, unless a court determines otherwise, only in respect of a claim as to which the person is not judged liable to the corporation.

Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Chesapeake has in effect liability insurance policies covering certain claims against any of its directors or officers by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in the person’s capacity as director or officer.

Article Eleven of Chesapeake’s Certificate of Incorporation, as permitted by Section 102(b)(7) of the DGCL, provides that a director of Chesapeake shall not be personally liable to Chesapeake or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to Chesapeake or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.	EXHIBITS.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Chesapeake Utilities Corporation is incorporated herein by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q for the period ended June 30, 2010, File No. 001-11590.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chesapeake Utilities Corporation, is incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed May 9, 2017, File No. 001-11590.

4.3	Certificate of Elimination of Series A Participating Cumulative Preferred Stock of Chesapeake Utilities Corporation, is incorporated herein by reference to Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 31, 2017, File No. 001-11590.

4.4	Amended and Restated Bylaws of Chesapeake Utilities Corporation, effective May 3, 2023, are incorporated herein by reference to Exhibit 3.1 of our Current Report on Form 8-K, filed May 3, 2023, File No. 001-11590.

*5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company, with respect to the legality of the Common Stock being registered.

*10.1	Chesapeake Utilities Corporation 2023 Stock and Incentive Compensation Plan.

*23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Baker & Hostetler LLP, counsel to the Company (contained in Exhibit 5.1 to this Registration Statement).

*24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*107	Filing Fee Table.

*	Filed herewith.

Item 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 3rd day of May, 2023.

CHESAPEAKE UTILITIES CORPORATION

By:	/s/ Jeffry M. Householder
Jeffry M. Householder
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jeffry M. Householder and Beth W. Cooper, each acting alone, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Chesapeake Utilities Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming what each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 3, 2023.

/s/ JEFFRY M. HOUSEHOLDER
Jeffry M. Householder
President, Chief Executive Officer and Director
May 3, 2023

/s/ BETH W. COOPER
Beth W. Cooper, Executive Vice President,
Chief Financial Officer, Treasurer and Assistant Corporate Secretary
(Principal Financial and Accounting Officer)
May 3, 2023

/s/ LISA G. BISACCIA
Lisa G. Bisaccia, Director
May 3, 2023

/s/ THOMAS J. BRESNAN
Thomas J. Bresnan, Director
May 3, 2023

/s/ RONALD G. FORSYTHE, JR.
Ronald G. Forsythe, Jr., Director
May 3, 2023

/s/ STEPHANIE N. GARY
Stephanie N. Gary, Director
May 3, 2023

/s/ THOMAS P. HILL, JR.
Thomas P. Hill, Jr., Director
May 3, 2023

/s/ DENNIS S. HUDSON, III
Dennis S. Hudson, III, Director
May 3, 2023

/s/ LILA A. JABER
Lila A. Jaber, Director
May 3, 2023

/s/ PAUL L. MADDOCK, JR.
Paul L. Maddock, Jr., Director
May 3, 2023

/s/ SHEREE M. PETRONE
Sheree M. Petrone, Director
May 3, 2023